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                                                                      EXHIBIT 99

                            OTG SOFTWARE TO ANNOUNCE
                  FINANCIAL RESULTS FOR ITS FIRST QUARTER 2001
                            THURSDAY, APRIL 26, 2001


BETHESDA, MARYLAND - APRIL 24, 2001 - OTG Software (Nasdaq:OTGS), a leading provider of online data storage, data access and patent-pending email management software, today announced that the Company will announce its first quarter 2001 financial results after the market closes on Thursday, April 26, 2001.

Richard Kay, Chairman and Chief Executive Officer, and Ronald Kaiser, Chief Financial Officer, will host the quarterly conference call for investors at approximately 5:00 pm EST that day.

The call will be broadcast live over the Internet. To listen to the live audio Web cast via the Internet, please follow the instructions that will be available on OTG's Web site at http://www.otg.com. The webcast will be recorded and available for replay until midnight, May 3, 2001.

To listen to the call live, dial (888) 428-4478 domestic and (612) 332-0820 international.

The call will be recorded and available for replay until midnight, May 3, 2001. To listen to the replay, dial (800) 475-6701 domestic and (320) 365-3844 international. The conference call ID number for the replay is 584277.

About OTG Software
Headquartered in Bethesda, Maryland, OTG Software is a provider of online storage management and access solutions, including EmailXtender, its patent pending dynamic email management solution. OTG's software enables enterprises to store, track and retrieve data over a variety of network architectures, including the Web and storage area networks. Through its application-centric product suite, OTG offers a Web and e-commerce solution that provides robust functionality across many industries. OTG empowers storage by combining storage with access and email management. OTG's products support over 750 storage devices, are easy to install and use, and can manage storage systems ranging in size from a single storage device to an enterprise-wide network storage system. OTG Software's products are used by over 15,000 organizations worldwide and are available through a network of over 450 VARs, distributors, and OEMs. For more information, visit the company's web site at www.otg.com or call 800-324-4222.

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This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There may be events in the future that we are not able to predict or control accurately, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (i) the ability to recruit and retain qualified technical and other personnel in a highly competitive market, (ii) market acceptance of our new and future products, (iii) the growth and adoption rate of Windows NT, Windows 2000,UNIX and Linux (iv) growing competition and (v) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 7, 2001.

  Investor Contact:            Press contacts:
  Kevin Kelly                  Kathy Shuman                   Paula Reilly
  OTG Software                 OTG Software                   Sterling Hager
  301-581-7811                 301-897-1400 x491              617-926-6665 x222